Exhibit 4.2

EXECUTION VERSION

PFIZER INC.

and

THE BANK OF NEW YORK MELLON,

Trustee

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

Paying Agent

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of March 17, 2017

to

INDENTURE

Dated as of January 30, 2001

4.20% Notes due 2047

TABLE OF CONTENTS

		Page
ARTICLE ONE

DEFINITIONS
Section 101.	Definition of Terms	2
ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.	Designation and Principal Amount	2
Section 202.	Maturity	2
Section 203.	Further Issues	2
Section 204.	Interest	2
Section 205.	Authorized Denominations	3
Section 206.	Redemption	3
Section 207.	Appointment of Agents	3

ARTICLE THREE

BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES

Section 301.	Book-entry Provisions for Global Securities	3

ARTICLE FOUR

OPTIONAL REDEMPTION; REDEMPTION FOR TAX REASONS; NO SINKING FUND

Section 401.	Optional Redemption by Company	5
Section 402.	Redemption for Tax Reasons	5
Section 403.	No Sinking Fund	6

ARTICLE FIVE

FORM OF NOTES

Section 501.	Form of Notes	6

ARTICLE SIX

ORIGINAL ISSUE AMOUNT OF NOTES

Section 601.	Original Issue Amount of the Notes	6

-i-

Exhibits

Exhibit A	Form of Note

ii

EIGHTH SUPPLEMENTAL INDENTURE, dated as of March 17, 2017 (the “Eighth Supplemental Indenture”), among Pfizer Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 235 East 42nd Street, New York, New York 10017 (the “Company”), The Bank of New York Mellon (formerly The Bank of New York, a New York banking corporation (successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, formerly The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association)))), as trustee (the “Trustee”) and The Bank of New York Mellon, London Branch, as paying agent.

WHEREAS, the Company executed and delivered the indenture, dated as of January 30, 2001, to the Trustee (the “Indenture”), to provide for the issuance of the Company’s notes, bonds, debentures or any other evidences of indebtedness (the “Securities”), in one or more fully registered series;

WHEREAS, pursuant to Section 901 of the Indenture, the Company desires to provide for the issuance of a new series of its Securities to be known as its 4.20% Notes due 2047 (the “Notes”), and to establish the forms of the Notes thereof, as provided in Section 202 of the Indenture, and to set forth the terms thereof, as provided in Section 301 of the Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted, has duly authorized the issuance of the Company’s debt securities and the Securities Issuance Committee of the Company, pursuant to a resolution duly adopted on February 24, 2017, has duly authorized the issuance of $1,065,000,000 aggregate principal amount of Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, the Company has requested that the Trustee execute and deliver this Eighth Supplemental Indenture; and

WHEREAS, all things necessary to make this Eighth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this Eighth Supplemental Indenture;

(b) each term defined anywhere in this Eighth Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201. Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “4.20% Notes due 2047”, which is not limited in aggregate principal amount. The aggregate principal amount of the Notes to be issued on the date hereof is set forth in Article Six herein.

Section 202. Maturity. The Stated Maturity of principal of the Notes is March 17, 2047.

Section 203. Further Issues. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes. Any such additional Notes will have the same ranking, interest rate, maturity date and other terms as the Notes herein provided for. To the extent permitted by applicable authorities in the Republic of China and subject to the receipt of all necessary regulatory and listing approvals from such authorities, including but not limited to the Taipei Exchange and the Taiwan Securities Association, any such additional Notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. The Company will not issue any additional Notes intended to form a single series with the Notes herein provided for unless such additional Notes will be fungible with the Notes herein provided for, for U.S. federal income tax purposes.

Section 204. Interest. The Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from March 17, 2017 at the rate of 4.20% per annum, payable semi-annually in arrears; interest payable on each Interest Payment Date will include interest accrued from March 17, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are March 17 and September 17 of each year, beginning on September 17, 2017; and the Regular Record Date for the interest payable on any Interest Payment Date is the close of business (in New York) on the March 3 or September 3 (whether or not a Business Day (as defined below)), as the case may be, immediately preceding the relevant Interest Payment Date. If any Interest Payment Date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date to the date of payment on the next succeeding Business Day.

“Business Day” means any day, other than a Saturday or a Sunday, which is not a day on which banking institutions in the City of New York, London or Taipei, Taiwan, are authorized or required by law, regulation or executive order to close. All payment dates with respect to the Notes, whether at maturity, upon earlier redemption or on any interest payment date, shall be determined in accordance with the time-zone applicable to The City of New York.

Section 205. Authorized Denominations. The Notes shall be issuable in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Section 206. Redemption. The Notes are subject to redemption at the option of the Company as described in Article Four hereof.

Section 207. Appointment of Agents. The Trustee will initially be the Security Registrar for the Notes and will act as such only at its corporate trust offices in the Borough of Manhattan, City of New York. The Paying Agent for the Notes will initially be The Bank of New York Mellon, London Branch, as set forth in Section 801.

ARTICLE THREE

BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES

Section 301. Book-entry Provisions for Global Securities.

(a) The Global Securities representing the Notes shall be deposited with, or on behalf of, The Bank of New York Mellon, London Branch (together with any successors, the “Depository”), a common depository for Euroclear Bank S.A./N.V. as operator of the Euroclear system or any successor clearing agency (“Euroclear”), and Clearstream Banking S.A., as currently in effect or any successor securities clearing agency (“Clearstream”), and registered in the name of such common depository or its nominee for the accounts of Euroclear and Clearstream, duly executed by the Company and authenticated by the Trustee as provided in Section 303 and the Indenture. Each such Global Security shall constitute a single Security for all purposes of the Indenture.

(b) Notwithstanding any other provision in the Indenture, no Global Security may be exchanged in whole or in part for Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or a nominee thereof unless (A) such Depository (1) has notified the Company that it is unwilling or unable to continue as Depository for such Global Security and no successor Depository has been appointed within 90 days after such notice or (2) ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depository is required to be so registered to act as the Depository and so notifies the Company, and no successor Depository has been appointed within 90 days after such notice, (B) the Company determines at any time that the Notes shall no longer be represented by Global Securities and shall inform such Depository of such determination and participants in such Depository elect to withdraw their beneficial interests in the Notes from such Depository, following notification by the Depository of their right to do so, or (C) such exchange is made upon request by or on behalf of the Depository in accordance with customary procedures, following the request of a Holder seeking to exercise or enforce its rights under the Notes during the continuance of an Event of Default.

(c) Subject to clause (b) above, any exchange of a Global Security for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depository for such Global Security shall direct in writing to the Trustee.

(d) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Note is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.

(e) Subject to the provisions of clause (g) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below in clause (g)) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(f) In the event of the occurrence of any of the events specified in clause (b) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(g) Neither any members of, or participants in, the Depository (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Security registered in the name of the Depository or any nominee thereof, or under any such Global Security, and the Depository or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or such nominee, as the case may be, or impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

ARTICLE FOUR

OPTIONAL REDEMPTION; REDEMPTION FOR TAX REASONS; NO SINKING FUND

Section 401. Optional Redemption by Company.

(a) At the Company’s option, the Notes may be redeemed, in whole, but not in part, on each March 17 on or after March 17, 2020 (each a “Redemption Date”) at a redemption price to be calculated on the basis of a 360-day year consisting of twelve 30-day months (the “Redemption Price”) equal to 100% of the principal amount of the Notes being redeemed on the relevant Redemption Date plus accrued and unpaid interest to, but not including, the relevant Redemption Date. Unless the Company defaults in payment of the Redemption Price, on and after the relevant Redemption Date, interest will cease to accrue on the Notes called for redemption.

(b) Notice of any redemption of the Notes shall be given in the manner and otherwise in accordance with the provisions of Section 1104 of the Indenture; provided, however, that notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, and that any such notice in lieu of stating the applicable Redemption Price, shall state the manner in which such Redemption Price shall be calculated. If the Company has given notice of redemption as provided in the Indenture and funds for the redemption of the Notes called for redemption have been made available on the Redemption Date referred to in that notice, such Notes will cease to bear interest on such Redemption Date (unless the Company defaults in the payment of the applicable Redemption Price and accrued and unpaid interest). Any interest accrued to such Redemption Date will be paid as specified in such notice.

(c) Notwithstanding anything in this Article Four, installments of interest on the Notes that are due and payable on the Interest Payment Date falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders of the Notes as of the close of business (in New York) on the relevant record date according to the Notes and the Indenture.

Section 402. Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after February 24, 2017, the Company becomes or, based upon a written opinion of independent tax counsel of recognized standing selected by the Company, will become obligated to pay additional amounts as described under Article Seven with respect to the Notes, then the Company may at its option, having given not less than 30 nor more than 60 days prior notice to Holders, redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest (including any additional amounts) on such Notes to, but excluding, the redemption date.

Section 403. No Sinking Fund. None of the Notes are entitled to the benefit of any sinking fund.

ARTICLE FIVE

FORM OF NOTES

Section 501. Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.

ARTICLE SIX

ORIGINAL ISSUE AMOUNT OF NOTES

Section 601. Original Issue Amount of the Notes. Notes in the aggregate principal amount of $1,065,000,000 may, upon execution of this Eighth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver said Notes as provided in said Company Order.

ARTICLE SEVEN

PAYMENT OF ADDITIONAL AMOUNTS

Section 701. Payment of Additional Amounts. All payments in respect of the Notes will be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company will pay to a Holder who is not a United States person such additional amounts on the Notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on, such Notes to such Holder, after such withholding or deduction (including any withholding or deduction on such additional amounts), will not be less than the amount provided in such Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

(a) to any tax, assessment or other governmental charge that would not have been imposed but for the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as (i) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States, or being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States; (ii) being a controlled foreign corporation related to the Company directly, indirectly or constructively through stock ownership for United States federal income tax purposes; (iii) being an owner of a 10% or greater interest in voting stock of the Company within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or (iv) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(b) to any Holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or a member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly from the Company its beneficial or distributive share of the payment;

(c) to any tax, assessment or other governmental charge imposed by reason of the Holder’s or beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(d) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or beneficial owner of the applicable Notes to comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Notes, if compliance is timely requested by the Company and required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(e) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting from the payment;

(f) to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(g) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any such Note, if such payment can be made without such withholding by at least one other paying agent;

(h) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(i) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any such Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder or beneficial owner thereof would have been entitled to additional amounts had the Note been presented for payment on the last day of such 30 day period;

(j) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto (collectively, “FATCA”); or

(k) in the case of any combination of the above listed items,

Section 702. General. Except as specifically provided under this Article Seven, the Company will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. As used in this Eighth Supplemental Indenture, the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.

ARTICLE EIGHT

PAYING AGENT

Section 801. Appointment of Paying Agent. The Company hereby appoints The Bank of New York Mellon, London Branch, at its office specified in Section 807 of this Eighth Supplemental Indenture as the paying agent solely in respect of the Notes upon the terms and conditions herein contained in this Article Eight, and The Bank of New York Mellon, London Branch, accepts such appointment.

Section 802. Payment.

(a) In order to provide for all payments due on the Notes as the same shall become due, the Company shall cause to be paid to the Paying Agent, no later than 10:00 a.m. London time on the due date for the payment of each Note (or such other time and date as may be agreed in writing between the Company and the Paying Agent), at such bank as the Paying Agent shall previously have notified to the Company, immediately available funds sufficient to meet all payments due on such Notes.

(b) The Company hereby authorizes and directs the Paying Agent, from the amounts paid to it pursuant to this Section 802, to make or cause to be made all payments on the Notes in accordance with the terms thereof. Such payments shall be made to the Holder or Holders of Notes in accordance with the terms of the Notes, the provisions contained in this Article Eight, and the procedures of Euroclear and Clearstream. All interest payments in respect of the Notes will be made by the Paying Agent on the relevant Interest Payment Date (as set forth in the Notes) to the Holders in whose names the Notes are registered at the close of business (in New York) on the record date specified in the Notes next preceding the interest payment date or such other date as is provided in the Notes. So long as the Notes are represented by one or more global certificates and registered in the name of a nominee of a common depository for Euroclear and Clearstream, all interest payments on the Notes shall be made by the Paying Agent by wire transfer of immediately available funds in dollars to such Holder.

(c) The Paying Agent, to the extent sufficient funds are available to it, will pay the principal amount of each Note and premium, if any, on the applicable Stated Maturity or upon any Redemption Date with respect thereto, together with accrued and unpaid interest due at the Stated Maturity or such Redemption Date, if any, upon presentation and surrender of such Note on or after the Stated Maturity or Redemption Date thereof to the Paying Agent, or as specified in the Notes.

(d) If for any reason the amounts received by the Paying Agent are insufficient to satisfy all claims in respect of all payments then due on the Notes, the Paying Agent shall forthwith notify the Company, and the Paying Agent shall not be obliged to pay any such claims until the Paying Agent has received the full amount of the monies then due and payable in respect of such Notes. If, however, the Paying Agent in its sole discretion shall make payment on the Notes at their Stated Maturity or redemption, or payments of interest or such other payments when otherwise due (it being understood that the Paying Agent shall have no obligation whatsoever to make any such payment) and the amount which should have been received is not received on such date, the Company agrees forthwith on demand to pay, or procure the payment of, to the Paying Agent, in addition to the amount which should have been paid hereunder, interest thereon from the day following the date when the amount unpaid should have been received under this Eighth Supplemental Indenture to the date when such amount is actually received (inclusive) at a rate equal to the cost of the Paying Agent of funding such amount, as certified by the Paying Agent and expressed as a rate per annum.

(e) The Paying Agent hereby agrees that:

(i) it will hold all sums held by it as Paying Agent for the payment of the principal of or premium, if any, or interest on the Notes in trust for the benefit of the Holders of the Notes entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums shall be paid out to such Holders or otherwise as provided in clause (f) below and in the Indenture and the Notes;

(ii) it will promptly give the Trustee notice of: (x) a Company deposit for the payment of principal of or premium, if any, or interest on the Notes, (y) any failure by the Company in the making of any deposit for the payment of principal of or premium, if any, or interest on the Notes that shall have become payable, and (z) any default by the Company in making any payment of the principal of or premium, if any, or interest on the Notes where the same shall be due and payable as provided in the Notes;

(iii) At any time after an Event of Default in respect of the Notes shall have occurred, the Paying Agent shall, if so required by notice in writing given by the Trustee to the Paying Agent: (y) thereafter, until otherwise instructed by the Trustee, act as agent of the Trustee under the terms of the Indenture; and/or (z) deliver all Notes and all sums, documents and records held by the Paying Agent in respect of the Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any document or record which the Paying Agent is obliged not to release by any applicable law or regulation.

(f) Notwithstanding the foregoing:

(i) if any Note is presented or surrendered for payment to the Paying Agent and the Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, the Paying Agent shall as soon as is reasonably practicable notify the Company in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Company and has received the amount to be so paid; and

(ii) the Paying Agent shall cancel each Note against surrender of which it has made full payment and shall deliver each Note so cancelled by it to the Trustee.

(g) In no event, shall the Paying Agent be obliged to make any payments hereunder if it has not received the full amount of any payment.

Section 803. Indemnity.

(a) The Company shall indemnify the Paying Agent against any and all loss, damage, claims, liability or demands arising out of or in connection with this Eighth Supplemental Indenture, the Company’s issue of the Notes or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to the Paying Agent’s own gross negligence or willful misconduct.

(b) The provisions of this Section shall survive the satisfaction and discharge of this Eighth Supplemental Indenture and the Notes, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.

Section 804. General.

(a) In acting under this Article Eight, the Paying Agent shall not be under any fiduciary duty towards any person, be responsible for or liable in respect of the authorization, validity or legality of any Note amount paid by it hereunder (except to the extent that any such liability is determined by a court of competent jurisdiction to have resulted from the Paying Agent’s gross negligence or willful misconduct), be under any obligation towards any person other than the Trustee and Company or assume any relationship of agency or trust for or with any Holder.

(b) The Paying Agent shall be entitled to treat the registered Holder of any Note as the absolute owner of such Note for all purposes and make payments thereon accordingly.

(c) The Paying Agent may exercise any of its rights or duties hereunder by or through agents or attorneys, and shall not be responsible for any misconduct thereof, provided such agent or attorney has been appointed with due care.

(d) The Paying Agent shall not exercise any lien, right of set-off or similar claim against any Holder of a Note in respect of moneys payable by it under this Article Eight; however, should the Paying Agent elect to make a payment pursuant to Section 802(d), it shall be entitled to appropriate for its own account out of the funds received by it under Section 802 an amount equal to the amount so paid by it.

(e) The Paying Agent may (at the reasonable and documented expense of the Company) consult, on any matter concerning its duties hereunder, any legal adviser or other expert selected by it with due care and, with respect to the selection of other experts, in consultation with the Company, and the Paying Agent shall not be liable in respect of anything done, or omitted to be done in good faith in accordance with that adviser’s opinion. At any time, the Paying Agent may apply to any duly authorized representative of the Company for a written instruction, and shall not be liable for an action lawfully taken or omitted to be taken in accordance with such instruction.

(f) The Paying Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(g) The Paying Agent shall be obliged to perform only such duties as are specifically set forth herein and in the Notes, and no implied duties or obligations shall be read into this Article Eight or the Notes against the Paying Agent.

(h) The Paying Agent shall not be liable to account to the Company for any interest or other amounts in respect of funds received by it from the Company. Money held by the Paying Agent need not be segregated except as required by law.

(i) No section of this Article Eight or the Notes shall require the Paying Agent to risk or expend its own funds, or to take any action which in its reasonable judgment would result in any expense or liability accruing to it.

(j) In no event will the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, severe loss or severe malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent will use best reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k) The Paying Agent shall have no duty to inquire as to the performance of the covenants of the Company, nor shall it be charged with knowledge of any default or Event of Default under the Indenture.

(l) Notwithstanding any section of this Article Eight to the contrary, the Paying Agent will not in any event be liable for special, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The Paying Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, the Notes, with the same rights that it or they would have if it were not the Paying Agent, and may engage or be interested in any financial or other transaction with the Company as freely as if it were not the Paying Agent.

(n) The Paying Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear payment instructions from the Company in form satisfactory to the Paying Agent.

(o) The Company will supply the Paying Agent with the names, specimen signatures and direct dial phone numbers of its authorized persons as soon as practicable after the date hereof.

Section 805. Change of Paying Agent.

(a) Any time, other than on a day during the forty-five (45) day period preceding any payment date for the Notes, the Paying Agent may resign by giving at least forty-five (45) days’ prior written notice to the Company; and the Paying Agent’s agency shall be terminated and its duties shall cease upon expiration of such forty-five (45) days or such lesser period of time as shall be mutually agreeable to the Paying Agent and the Company. At any time, following at least forty-five (45) days’ prior written notice (or such lesser period of time as shall be mutually agreeable to the Paying Agent and the Company) from the Company, the Paying Agent may be removed from its agency. Such removal shall become effective upon the expiration of the forty-five (45) day or agreed lesser time period (provided that any such removal shall be immediate in case the Paying Agent shall be adjudicated bankrupt or insolvent), and upon payment to the Paying Agent of all amounts payable to it in connection with its agency. In such event, following payment in full of its fees and expenses, the Paying Agent shall deliver to the Company, or to the Company’s designated representative, all Notes (if any) and cash (if any) belonging to the Company and, at the Company’s reasonable expense, shall furnish to the Company, or to the Company’s designated representative, such information regarding the status of the Company’s outstanding Notes reasonably requested by the Company.

(b) Any Person into which a Paying Agent may be merged or consolidated or any Person resulting from any merger or consolidation to which such Paying Agent is a party or any Person to which such Paying Agent shall sell or otherwise transfer all or substantially all of its corporate trust or agency assets shall on the date on which such merger, consolidation or transfer becomes effective, become the successor to such Paying Agent under this Article Eight without the execution or filing of any paper or any further act on the part of the parties hereto; provided that such Person provides the information required by Section 808 of this Article Eight.

Section 806. Compensation, Fees and Expenses.

(a) The Company will pay to the Paying Agent the compensation, fees and expenses in respect of the Paying Agent’s services as separately agreed in writing with the Paying Agent.

(b) The Company will also pay all reasonable documented out-of-pocket expenses (including reasonable legal expenses) incurred by the Paying Agent in connection with its services hereunder, together with any applicable value added tax and stamp, issue, or other documentary taxes and duties.

Section 807. Notices.

(a) Each notice or communication under this Article Eight shall be made in writing, by fax or otherwise in accordance with this Section 807. Each communication or document to be delivered to any party under this Article Eight shall be sent to that party at the fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to the Paying Agent (or, in the case of the Paying Agent, by it to each other party) for the purpose of this Article Eight. The initial telephone number, fax number, address and person so designated are:

in the case of the Company, at:

Pfizer Inc.

235 East 42nd

Street, New York, NY 10017

Attention: Corporate Secretary

Tel no: (212) 733-2323

Fax no: (212) 733-1133

in the case of the Paying Agent, to it at:

The Bank of New York Mellon, London Branch

One Canada Square, London El4 5AL

Attention: Corporate Trust Administration

Tel no: +44 (0) 207 964 5028

Fax no: +44 (0) 207 964 2536

With a copy to:

The Bank of New York Mellon

101 Barclay Street, Floor 7-East

New York, NY 10286

Attention: Corporate Trust

Fax no: +1-212-815-5595

(b) All notices under this Article Eight shall be effective upon actual receipt by the Paying Agent at its address listed in this Section 807.

Section 808. FATCA. In order to assist the Trustee and any Paying Agent with their compliance with FATCA, the Company agrees (i) to provide the Trustee and any Paying Agent reasonably available information collected and stored in the Company’s ordinary course of business regarding Holders of the Notes (solely in their capacity as such) and that is necessary for the Trustee’s and any Paying Agent’s determination of whether it has tax related obligations under FATCA and (ii) that the Trustee and any Paying Agent shall be entitled to make any withholding or deduction from payments under this Eighth Supplemental Indenture and the Notes to the extent necessary to comply with FATCA. Nothing in the immediately preceding sentence shall be construed as obligating the Company to make any payment of additional amounts or other “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

ARTICLE NINE

MISCELLANEOUS

Section 901. Ratification of Indenture. The Indenture, as supplemented by this Eighth Supplemental Indenture, is in all respects ratified and confirmed, and this Eighth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 902. Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Eighth Supplemental Indenture.

Section 903. Governing Law. This Eighth Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 904. Separability. In case any one or more of the provisions contained in this Eighth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eighth Supplemental Indenture or of the Notes, but this Eighth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 905. Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 906. Trust Indenture Act. This Eighth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this Eighth Supplemental Indenture limits, qualifies or conflicts with another provision of hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the day and year first above written.

PFIZER INC.

By:	/s/ Brian Byala
Name: Brian Byala
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Paying Agent

By:	/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

PFIZER INC.

4.20% NOTES DUE 2047

Common Code/ISIN No. 157232614 / XS1572326145

No. [•]

Pfizer Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited or registered assigns, the principal sum of [•] DOLLARS ($[•]) on March 17, 2047, and to pay interest thereon from March 17, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears, on March 17 and September 17 in each year, beginning September 17, 2017 at the rate of 4.20% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business (in New York) on the Regular Record Date for such interest, which shall be the March 3 or September 3 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business (in New York) on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency maintained for that purpose in London (initially the corporate trust office of the paying agent) or, at the Company’s option, by check mailed to the Holders thereof at the respective addresses set forth in the register of Holders of the Securities (maintained by the registrar). No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with such registration may be required.

All payments of principal, premium, if any, and interest in respect of this Security will be made by the Company in immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

PFIZER INC.

Dated:

By:
Name:
Title:

Attest:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Name:
Title:

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 30, 2001, as supplemented by the eighth supplemental indenture, dated as of March 17, 2017 (herein called the “Indenture”, which then shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Indenture. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $1,065,000,000.

At the Company’s option, the Securities may be redeemed, in whole but not in part, on each March 17 on or after March 17, 2020 (each a “Redemption Date”) at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities being redeemed on the relevant Redemption Date plus accrued and unpaid interest to, but not including, the relevant Redemption Date. Unless the Company defaults in payment of the Redemption Price, on and after the relevant Redemption Date, interest will cease to accrue on the Securities called for redemption.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after February 24, 2017, the Company becomes or, based upon a written opinion of independent tax counsel of recognized standing selected by the Company, will become obligated to pay additional amounts with respect to the Securities, then the Company may at its option, having given not less than 30 nor more than 60 days prior notice to Holders, redeem, in whole, but not in part, the Securities at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest (including any additional amounts) on the Securities to, but excluding, the Redemption Date.

The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Once notice of redemption is mailed by the Company, the Securities called for redemption will become due and payable on the applicable Redemption Date at the applicable Redemption Price.

Notice of any redemption of the Securities shall be given in the manner and otherwise in accordance with the provisions of Section 1104 of the Indenture; provided, however, that notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, and that any such notice in lieu of stating the applicable Redemption Price, shall state the manner in which such Redemption Price shall be calculated. If the Company has given notice of redemption as provided in the Indenture and funds for the redemption of the Securities called for redemption have been made available on the Redemption Date referred to in that notice, such Securities will cease to bear interest on such Redemption Date (unless the Company defaults in the payment of the applicable Redemption Price and accrued and unpaid interest). Any interest accrued to such Redemption Date will be paid as specified in such notice.

At or prior to the time of giving of any notice of redemption to the Holders of any Securities to be redeemed, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the calculation of the Redemption Price or the manner in which the Redemption Price shall be calculated, as relevant, applicable to such redemption. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon, the applicable Redemption Price as so calculated, or the manner in which such Redemption Price shall be calculated, as relevant, and set forth in such Officers’ Certificate.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series, with respect to which any default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of all the Outstanding Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

No recourse for the payment of the principal of or any premium or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in this Security, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability was expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and is a condition of, and is consideration for, the execution of this Security.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________

(Please insert social security or other identifying number of assignee)

(Please print or typewrite name and address including postal zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Securities on the books of the Company with full power of substitution in the premises.

Date:_________________________________

_____________________________________

(Signature Guarantee)